EXHIBIT 10.7

             AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT


         This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made as of November 30, 1998 by and between Carl E. Putnam ("Executive") and ANICOM, INC., a Delaware corporation (the "Company").


                            PRELIMINARY RECITALS


         WHEREAS, the Company is engaged in the business of selling and distributing communication related wire, cable, fiber optics and computer network and connectivity products (the "Business").

         WHEREAS, Executive is currently employed by the Company as the President of the Company, pursuant to that certain Executive Employment Agreement, dated January 15, 1995, by and between the Company and Executive (the "Current Employment Agreement").

         WHEREAS,   Executive   has   extensive   knowledge  and  a  unique
understanding of the operation of the Business.

         WHEREAS, the Company and Executive desire to continue Executive's employment relationship with the Company in his present position, all under the terms and conditions set forth herein.

         WHEREAS, the parties hereto desire to amend and restate the Current Employment Agreement in the form of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive agree as follows:

         1. Employment of Executive. The Company hereby employs Executive as the Company's President, and Executive hereby accepts such employment and agrees to act as President of the Company, all in accordance with the terms and conditions of this Agreement.

         2. Term of Employment. Subject to the termination provisions set forth in Section 8 below, Executive's employment under this Agreement shall commence on the date of this Agreement and shall continue for an initial period of three (3) years (the "Initial Employment Period"). The Company and Executive may agree by mutual consent to extend this Agreement for subsequent periods (the Initial Employment Period and any subsequent term thereof shall hereinafter be referred to as the "Employment Period"). If, at least ninety (90) days before the expiration of any Employment Period, the Company gives Executive a written offer to extend the Employment Period for a subsequent term of at least three (3) years following the end of such Employment Period on economic terms not less favorable to Executive as those set forth herein



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and Executive does not accept such offer in writing within thirty (30) days after delivery of such offer, then the expiration of such Employment Period shall constitute termination without Good Reason by Executive for purposes of this Agreement. If, at least ninety (90) days before the expiration of any Employment Period, the Company does not give Executive a written offer to extend the Employment Period for a subsequent term of at least three (3) years following the end of such Employment Period on economic terms not less favorable to Executive as those set forth herein, then the expiration of such Employment Period shall constitute termination by the Company without Cause for purposes of this Agreement.

         3. Offices and Duties. Subject to Section 8, during the Employment Period, Executive will perform the duties of President of the Company as described in the Company's Bylaws and such other duties as the Board of Directors of the Company ("Board") may prescribe from time to time, consistent with Executive's title. Executive agrees that during the Employment Period, he will devote substantially all of his business time and attention to fulfill his duties under this Agreement.

         4. Board Representation. As of the date hereof, Executive is a member of Class I of the Board, the term of which runs until the 1999 annual meeting of stockholders. During the Employment Period, the Company shall use its reasonable efforts to recommend Executive for nomination by the Board for election at the 1999 annual meeting of stockholders and each subsequent annual meeting of stockholders during the Employment Period at which his term on the Board would otherwise expire.

         5.       Compensation.

                  5.1 Base Salary. During the Employment Period, the Company will pay Executive a base salary at a rate of $345,000 per annum (the "Base Salary"), payable in accordance with the Company's normal payroll practices for executive officers. The Compensation Committee of the Board ("Compensation Committee") shall perform an annual review of Executive's Base Salary based on Executive's performance of his duties and the Company's normal practice for executive salary review; provided that, in no event shall Executive's Base Salary for any year be less than $345,000.

                  5.2 Bonus Payments. Executive shall be eligible to receive an annual bonus ("Bonus Payments"), in an amount to be determined by the Compensation Committee, in its sole discretion, based upon Executive's and the Company's performance and the achievement of goals and objectives approved by the Compensation Committee. During the first quarter of 1999 and prior to each year thereafter, the Compensation Committee shall establish a minimum Bonus Payment for such year, and, if the Compensation Committee determines, in its sole discretion, that a Bonus Payment is warranted at the end of a particular year, Executive shall receive at least the minimum Bonus Payment for such year.

                  5.3 Stock Options. Executive shall be eligible to receive an annual grant of options to purchase the Company's common stock, in an amount to be determined by the


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         Compensation  Committee,  in  its  sole  discretion,   based  upon
         Executive's and the Company's performance and the achievement of goals and objectives approved by such members of the Compensation Committee. During the first quarter of 1999 and prior to each year thereafter, the Compensation Committee shall establish a minimum option grant for such year, and, if the Compensation Committee determines, in its sole discretion, that option grants are warranted at the end of a particular year, Executive shall receive a grant of stock options to purchase at least a number of shares of the Company's common stock having a value equal to the minimum option grants for such year.

                  5.4 Automobile Allowance. During the Employment Period, the Company shall provide Executive with a monthly automobile allowance of $1,706 (the "Automobile Allowance").

                  5.5 Transaction Bonus. Within fifteen (15) business days following the effective date of a Change in Control, the Company (or its successor or assigns) shall pay to Executive the Transaction Bonus Amount.

                  5.6 Benefits.  Executive  will be entitled to participate
         in group life and medical insurance plans, profit-sharing and similar plans, and other "fringe benefits" (collectively, "Benefits"), comparable to those made available by the Company to its other senior executive employees, in accordance with the terms of such plans.

                  5.7 Withholding.  All  compensation  payable to Executive
         under this Agreement is stated in gross amount and will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.

                  5.8 Expenses. The Company, in accordance with its policies and past practices, will pay or reimburse Executive for all expenses (including travel and entertainment expenses) reasonably incurred by Executive during the Employment Period in connection with the performance of Executive's duties under this Agreement, provided that Executive, if so requested by the Board, must provide to the Company documentation or evidence of expenses for which Executive seeks reimbursement.




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         6.       Covenant Not to Compete.

                  6.1 Executive's Acknowledgment. Executive agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Business as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the Business and his relationships with customers and suppliers to compete with the Company.
Executive further acknowledges that:

                  (a)      the Company is currently engaged in the Business;

                  (b) Executive has occupied a position of trust and confidence with the Company prior to the date of this Agreement and will continue to acquire an intimate knowledge of all proprietary and confidential information concerning the Business;

                  (c)  the  agreements  and  covenants  contained  in  this
         Section 6 are essential to protect the Company and the goodwill of the Business;

                  (d) the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement;

                  (e) the scope and duration of the Restrictive Covenants are reasonably designed to protect a protectible interest of the Company and are not excessive in light of the circumstances; and

                  (f) Executive has a means to support himself and his dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this Section 6 will not impair such ability.

                  6.2 Non-Compete. The "Restricted Period" for purposes of this Agreement shall be the period of time commencing on the date hereof and ending on the date three (3) years after termination of Executive's employment for any reason; provided that, if Executive's employment with the Company is terminated by Executive for Good Reason or by the Company without Cause, then the payments to which Executive is entitled under Sections 9.1, 9.2 and 9.4, shall be paid to Executive in consideration for the survival of the Restricted Period beyond the effective date of termination of Executive's employment. Executive hereby agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, as executive, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere within the United States and Canada (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the


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business of said  corporation  and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two percent (2%) of the stock of such corporation.

                  6.3 Non-Solicitation. Without limiting the generality of the provisions of Section 6.2 above, Executive hereby agrees that, during the Restricted Period, Executive will not, directly or indirectly, solicit, or participate as executive, agent, consultant, stockholder, director, partner or in any other individual or representative capacity in any business which solicits, business from any Person which is or was a customer or vendor of the Business during the Restricted Period, or from any successor in interest to any such Person for the purpose of marketing, selling or providing any such Person any services or products offered by or available from the Company, or encouraging any such Person to terminate or otherwise alter his, her or its relationship with the Company.

                  6.4 Interference with Employee Relationships. During the Restricted Period, Executive shall not, directly or indirectly, as executive, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, without the prior written consent of the Company, employ or engage, recruit or solicit for employment or engagement, any individual who is employed or engaged by the Company at that time, or has been employed or engaged by the Company during the six
(6) months prior thereto, or otherwise seek to influence or alter any such individual's relationship with the Company.

                  6.5 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 6 shall nevertheless stand, and the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or the Territory to permissible duration or size.

         7. Confidential Information. During the term of this Agreement and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any Person or use for the benefit of himself or any Person party, any Confidential Information, except to the extent reasonably necessary to carry out Executive's duties and responsibilities to the Company. As used in this Section 7, "Confidential Information" shall mean any information relating to the Business or affairs of the Company, including but not limited to information relating to financial statements, business plans, forecasts, purchasing plans, customer identities, potential customers, employees, suppliers, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with the Business of the Company; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.


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         8.       Termination.

                  8.1 The Company may terminate Executive's employment hereunder at any time, without Cause (as defined in Section 10), upon not less than ninety (90) days notice to Executive.

                  8.2 The Company may terminate Executive's employment hereunder at any time for Cause by providing to Executive written notice of termination stating the grounds for termination for Cause and such termination shall take effect immediately upon notice of termination.

                  8.3 Executive may terminate his employment hereunder at any time, with or without Good Reason (as defined in Section 10), upon not less than ninety (90) days notice (thirty (30) days notice if Executive terminates following a Change in Control) to the Company. Upon notice of such termination from Executive, the Company may (i) require Executive to continue to perform his duties hereunder on the Company's behalf during such notice period, (ii) limit or impose reasonable restrictions on Executive's activities during such notice period as it deems necessary, or (iii) accept Executive's notice of termination as Executive's resignation from the Company (including a resignation from any position as director of the Company) at any time during such notice period. If the Company at any time during the notice period chooses to accept Executive's notice of termination as Executive's resignation from the Company, then the effective date of such termination shall be the date as of which such resignation is accepted.

                  8.4 The Employment Period will terminate immediately upon the death or Disability of Executive.

                  8.5 Following the effective date of termination by Executive without Good Reason or by the Company for Cause, Executive will not be entitled to receive any further compensation (whether in the form of Base Salary, Bonus Payments, or Benefits or otherwise) other than accrued but unpaid Base Salary through the effective date of termination. Upon termination by the Company without Cause, termination by Executive for Good Reason, death or Disability, Executive (or his estate) will be entitled to receive
         (i) all accrued but unpaid Base Salary through the effective date of such termination, (ii) a pro rata portion of the minimum Bonus Payment for the year in which such termination occurs, and (iii) any amounts payable pursuant to Sections 9.1, 9.2 and 9.4 below, but all other obligations of the Company to pay Executive any further compensation, whether in the form of Base Salary, Bonus Payments, or Benefits (other than death and Disability benefits, if any) or otherwise, will terminate.




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         9.       Additional Obligations Upon Termination.

                  9.1 Termination Without Cause. If Executive's employment with the Company is terminated at any time prior to, upon or after a Change in Control, (i) by the Company without Cause, or (ii) by Executive for Good Reason, or (iii) due to the death or Disability of Executive, then in addition to the amounts payable in accordance with Section 8.5 above, and in consideration for the Restrictive Covenants, the Company shall pay and provide to Executive the following:

                           (a) Within  thirty (30) days after the effective
                  date of termination of employment (for purposes of this Section 9, the "Effective Date") the Company shall pay to Executive or his estate, a lump sum cash payment, in an amount equal to the Termination Payment;

                           (b) for a period of thirty-six (36) months after
                  the Effective Date, (i) Executive and his dependents shall continue to be covered by all survivor rights, insurance and benefit programs in type and amount at least equivalent to those provided to him and his dependents by the Company immediately prior to the Effective Date, and (ii) Executive shall continue to receive from the Company the Automobile Allowance set forth in Section 5(d) above;

                           (c) any stock  options then held by Executive or
                  his permitted assignees shall immediately vest as of the Effective Date; and

                           (d) the  Company,  at its  sole  expense,  shall
                  provide Executive with outplacement services consistent with those services customarily provided by the Company to its senior executive employees.

                  9.2 Termination After a Change in Control. If Executive's employment with the Company is terminated after a Change in Control, then in addition to the amounts payable in accordance with Section 8.5 above, Executive shall be entitled to the following:

                           (a) if, during the six (6) month period, beginning on the one hundred eightieth (180th) day following such Change in Control, Executive terminates his employment with the Company without Good Reason, then within five (5) business days after the Effective Date, the Company shall pay and provide to Executive: (i) a lump sum cash payment, in an amount equal to the sum of
                  (x) Executive's highest Base Salary, plus (y) the amount of the highest Bonus Payment received by Executive, in any of the three (3) years immediately preceding the year in which the Effective Date occurs; and (ii) all benefits specified under Sections 9.1(b), 9.1(c) and 9.1(d) above. For purposes of providing Executive benefits under
                  Section 9.1(b), benefits shall be equivalent to those provided to Executive and his dependents immediately prior to the Change in Control; provided that, if participation in any one or more of such arrangements is not possible under the terms thereof, the Company


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                  will provide substantially  identical benefits outside of
                  the programs and cost of this coverage shall be paid by the Company.

         (b) if, at any time following a Change in Control, Executive's employment is terminated (i) by the Company without Cause, or (ii) by Executive with or without Good Reason, or (iii) due to the death or Disability of Executive, the Company thereafter shall pay to Executive or his spouse an annual amount equal to the Annual Payment, payable in equal monthly installments, for a period equal to the greater of (i) the life of Executive, or (ii) the life of Executive's spouse as of the Effective Date, so long as she is married to Executive at the date of Executive's death. If Executive shall die before Executive's spouse and Executive's spouse is married to Executive at the date of Executive's death, whether before or after the payments of the Annual Payment described above shall have commenced, then the Annual Payment shall be paid to Executive's spouse. If Executive shall not be married at the time of his death, then the Company shall have no payment obligations following his death pursuant to this
Section 9.2(b).

                  9.3 Rabbi Trust. Prior to the consummation of a Change in Control, the Company shall establish a "rabbi trust" for the benefit of Executive into which there shall be contributed by the Company cash in the amount sufficient to satisfy the Company's obligations to pay Executive the amounts to which he is entitled under Sections 5.5, 9.1(a) and 9.2(a). Any instruments establishing such rabbi trust shall be substantially in the form and substance of Exhibit 9.3 attached hereto.

                  9.4 Gross-Up Payments. If all or any portion of the amounts payable to Executive under this Section 9, either alone or together with other payments which Executive has the right to receive from the Company, constitute "excess parachute payments" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), the Company (or its successor or assigns) shall increase the amounts payable pursuant to this Agreement to the extent necessary to place Executive in the same after-tax position as he would have been in had no such excise tax been imposed on the payments hereunder. The determination of the amount of any such excise taxes shall initially be made by the independent accounting firm employed by the Company immediately prior to the Change in Control. If, at a later date, it is determined that the amount of excise taxes payable by Executive is greater than the amount initially so determined, then the Company (or its successor or assigns) shall pay Executive an amount equal to the sum of (i) such additional excise taxes, (ii) any interest, fines and penalties resulting from such underpayment, plus (iii) an amount necessary to reimburse Executive for any income, excise or other taxes payable by Executive with respect to the amount specified in
         (i) and (ii) above, and the reimbursement provided by this (iii).

                  9.5 No Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided for or referred to in this Section 9 by seeking other employment or otherwise, nor shall the amount of any payment provided for or referred to in this Section 9 be reduced by any compensation earned by the Executive as the result of


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         employment by  another  employer  after  the  termination  of  the
         Executive's employment, or otherwise.

                  9.6 Release. As a condition to Executive's right to receive any severance payments and benefits made hereto in this
         Section 9, the Company shall require that (i) Executive execute and deliver to the Company a general release, whereby Executive shall release the Company, it successor, assigns, officers, directors and agents from any and all claims, liabilities and obligations relating to or arising out of this Agreement, and (ii) Executive shall not be in breach of any Restrictive Covenant.

                  9.7 Termination in Anticipation of a Change in Control. If the Company terminates Executive's employment without Cause during the period commencing six (6) months prior to the earlier of (i) public announcement by the Company of a Change in Control, or (ii) the execution by the Company of a definitive agreement with regard to a Change in Control, and ending on (and including) the date of the Change in Control, such termination shall be regarded as a termination after such Change in Control for purposes of this Agreement, including without limitation, for purposes of Sections 5.5 and 9.

                  9.8 Pooling. Notwithstanding anything contained in this Agreement to the contrary, if any terms of this Agreement would cause a Corporate Transaction to be ineligible for pooling of interest accounting, and such Corporate Transaction would be eligible for such accounting treatment but for such terms, the Compensation Committee may modify or adjust the terms of this Agreement so that pooling of interest accounting shall be available.

         10.      Definitions.  As used in this Agreement:

         "Affiliate" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

         "Anixter Family" means Alan B. Anixter,  William R. Anixter,  Scott
C. Anixter, their spouses, heirs and any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of which any of the foregoing persons is a member for purposes of acquiring, holding or disposing of securities of the Company, any trust established by or for the benefit of any of the foregoing and any other entity controlled by or for the benefit of any of the foregoing.

         "Annual Payment" means an amount equal to the greater of (i) fifty percent (50%) of the sum of (x) the average of Executive's Base Salary for the year in which the Change in Control occurs and each of the two (2) years immediately prior thereto, plus (y) the average of the amount of the minimum Bonus Payment for the year in which the Change in Control occurs and the Bonus Payment for each of the two (2) years immediately prior thereto, or (ii) the Minimum Annual


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Payment;  provided if, as of the  effective  date of the Change in Control, the Present Value of the Annual Payments payable to Scott Anixter, Carl Putnam and Donald Welchko (collectively, the "Eligible Executives"), in the aggregate, after taking into account any gross-up payments payable to any of them with respect to such Annual Payments pursuant to Section 9.4 of their respective employment agreements (the "Gross-up Payments"), exceed two percent (2%) of the Transaction Value (the "Aggregate Cap"), the Annual Payments payable to each of the Eligible Executives shall be reduced pro rata based on their relative levels of Annual Payment so that the Present Value of such Annual Payments, in the aggregate, after taking into account any Gross-up Payments with respect thereto, equal the Aggregate Cap. If the foregoing calculation of the Aggregate Cap would result in Executive's Annual Payment being less than the Minimum Annual Payment, Executive's Annual Payment shall not be reduced below the Minimum Annual Payment unless and until each of the other Eligible Executive's Annual Payment has first been reduced to his respective Minimum Annual Payment. The Annual Payment shall be determined by the Compensation Committee prior to the Change in Control, in consultation with a nationally recognized actuarial, accounting or consulting firm selected by the Compensation Committee to determine the
Present   Value  of  the  Annual   Payments;   provided  if  the  foregoing
determination cannot be made prior to the Change in Control, such determination shall be made as soon as practicable following the Change in Control by the persons who were members of the Compensation Committee immediately prior to the Change in Control regardless of whether such persons remain on the Board of Directors or Compensation Committee after the Change in Control.

         "Cause" means (a) an act of fraud or dishonesty by Executive that results in material gain or personal enrichment of Executive at the Company's expense, (b) Executive's conviction of a felony-class crime (other than relating to the operation of a motor vehicle), (c) any material breach by Executive of any provision of this Agreement that, if curable, has not been cured by Executive within thirty days of written notice of such breach from the Company, (d) Executive willfully engaging in gross misconduct materially injurious to the Company that, if curable, has not been cured by Executive within thirty days of written notice specifying the alleged willful gross misconduct and material injury, or (e) any intentional act or gross negligence on the part of Executive that has a material, detrimental effect on the reputation or Business of the Company. The decision to terminate Executive's employment for Cause, to take other action or to take no action in response to such occurrence shall be in the sole and exclusive discretion of the Board.

         "Change in Control" means the happening of any of the following events:

                  (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (B) any acquisition by a member or members of the Anixter Family, (C) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, (D) any acquisition by, or consummation of a Corporate Transaction with an

         Affiliate, (E) a Non-Control Transaction, or (F) an acquisition by a Person of the beneficial ownership of twenty percent (20%) or more, but less than fifty percent (50%) of the combined voting power of the then Outstanding Company Voting Securities unless Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, within twenty-four (24) months following such acquisition;

                  (b) A change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), in each case, unless the Corporate Transaction is a Non-Control Transaction; or

                  (d) Approval by stockholders of the Company of a complete liquidation or dissolution of the Company.

         "Closing Share Price" means the average closing price of the Company's common stock as reported on the NASDAQ National Market and published in The Wall Street Journal (Midwest Edition), for each of the ten
(10) consecutive trading days on the effective date of the Change in Control.

         "Disability" will be deemed to have occurred whenever Executive has suffered physical or mental illness, injury, or infirmity that renders Executive unable to perform the essential functions of his job with or without reasonable accommodation.

         "Good Reason" means the occurrence of any of the following events, unless (i) such event occurs with Executive's express prior written consent, (ii) the event is an isolated, insubstantial or inadvertent action or failure to act which was not in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive, or
(iii) the event occurs in connection with termination of Executive's employment for Cause, Disability or death:

                  (a) the assignment to Executive by the Company of any duties which are, in any material respect, inconsistent with, a diminution of or an adverse change in Executive's position, duty, title, office, responsibility or status with the Company, including without limitation, any material diminution of Executive's position or responsibility in the decision or management processes of the Company, reporting relationships, job description, duties, responsibilities, or any removal of Executive from, or any failure to reelect Executive to, such position;

                  (b) a reduction by the Company in Executive's rate of Base Salary during the Employment Period;

                  (c) any failure to either continue in effect any material Benefits or to substitute and continue other plans, policies, programs or arrangements providing Executive with substantially similar benefits, or the taking of any action which would substantially and adversely affect Executive's participation in or materially reduce Executive's Benefits or compensation;

                  (d) any failure by any successor or assignee of the Company to continue this Agreement in full force and effect or any breach of this Agreement by the Company (or any successor or assignee of the Company), unless such breach is cured within thirty (30) days of receiving written notice of the breach from Executive; or

                  (e) following a Change in Control, the relocation of the executive offices of the Company to a location that is more than fifty (50) miles from the executive offices of the Company as of the effective date of such Change in Control.

         "Minimum Annual Payment" means $100,000.

         "Non-Control Transaction" means a Corporate Transaction as a result of which the Outstanding Company Voting Securities immediately prior to such Corporate Transaction would entitle the holders thereof immediately prior to such Corporate Transaction to exercise, directly or indirectly, more than fifty percent (50%) of the combined voting power of all of the shares of capital stock entitled to vote generally in election of directors of the corporation resulting from such Corporate Transaction immediately after such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries).

         "Person" means any individual, corporation, trust, proprietorship, association, governmental body, agency or subdivision or other entity.

         "Present Value" means the present value of the Annual Payments as of the effective date of the Change in Control as determined by a nationally recognized actuarial, accounting or consulting firm selected by the Compensation Committee, after taking into account reasonable assumptions, including as to life expectancy and discount rates.

         "Termination Payment" means an amount equal to the greater of (i) the sum of Executive's Base Salary plus his minimum Bonus Payment for the remaining term of the then current Employment Period, or (ii) two(2) (the "Multiple") times the sum of (x) Executive's highest Base

Salary plus (y) the amount of the highest Bonus Payment received by Executive, in any of the three years immediately preceding the year in which the Effective Date occurs; provided that, if the Effective Date occurs during the thirty-six (36) months following a Change in Control, the Multiple shall be equal to three (3) (rather than two (2)) for purposes of clause (ii) above.

         "Transaction Bonus Amount" means:

                  (i) if the Closing Share Price is less than or equal to $13.00 per share, an amount equal to the Transaction Payment; or

                  (ii) if the Closing Share Price is greater than $13.00 per share but less than $17.00 per share, an amount equal to the Transaction Payment times the sum of (x) one (1), plus (y) a fraction, the numerator of which is the Closing Share Price minus $13.00, and the denominator of which is equal to $17.00 minus $13.00; or

                 (iii) if the Closing Share Price is $17 per share or greater, an amount equal to two (2) times the Transaction Payment.

The amounts per share set forth above in subparagraphs (i), (ii) and (iii) shall be equitably adjusted by the Compensation Committee to reflect any stock split, stock dividend, recapitalization or similar event.

         "Transaction Payment" means the sum of (x) Executive's highest Base Salary, plus (y) the amount of the highest Bonus Payment received by Executive, in any of the three (3) years immediately prior to the year in which the Change in Control occurs.

         "Transaction Value" means (i) with respect to a Corporate Transaction, the total amount of cash, securities, contractual arrangements and other properties paid or payable, directly or indirectly in connection with such Corporate Transaction including, without limitation; (a) amounts paid to any party pursuant to covenants not to compete or other similar arrangements; and (b) amounts paid to holders of any warrants, stock purchase rights, convertible securities or similar rights of the Company and to holders of any options or stock appreciation rights issued by the Company (whether or not vested); and (c) amount of any short term debt and long term liabilities of the Company (including the principal amount of any indebtedness for borrowed money) (1) indirectly or directly assumed or acquired by the Company or any other party, or otherwise repaid or retired, in connection with or in anticipation of the Corporate Transaction, (2) existing on the Company's balance sheet at the time of a Corporate Transaction (if such Corporate Transaction takes the form of a merger, consolidation or a purchase of stock) or (3) assumed in connection with a Corporate Transaction (if such Corporate Transaction takes the form of a purchase of assets); and (d) in the event the Corporate Transaction takes the form of a recapitalization, restructuring, spin-off, split-off or similar transaction, Transaction Value shall include the fair market value of (A) the equity securities of the Company retained by the Company's security holders following a Corporate Transaction and (B) any securities received by the Company's security holders in exchange for or in respect of securities of the target company following such Corporate Transaction (all such securities received by such security holders being deemed to have been paid to such security holders in such Corporate Transaction, and (ii) with respect to a Change in Control that is not a Corporate

Transaction, the enterprise value of the Company, as determined as soon as practicable, following the Change in Control by the persons who were members of the Compensation Committee immediately prior to the Change in Control regardless of whether such persons remain on the Board of Directors or the Compensation Committee following the Change in Control, in consultation with such investment bankers or other advisors as such persons may deem appropriate.

         11. Remedies. Executive acknowledges and agrees that the covenants set forth in Sections 6 and 7 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of the Restrictive Covenants, and that in the event of Executive's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

         12.      Miscellaneous.

                  (a) Notices. All notices and other communication between the parties pursuant to this Agreement must be in writing and will be deemed given when delivered in person, one (1) business day after being dispatched by a nationally recognized overnight courier service, three (3) business days after being deposited in the U.S. Mail, registered or certified mail, return receipt requested, or when sent by facsimile (with receipt acknowledged and a copy sent for next day delivery by a nationally recognized overnight courier service), to the Company at the address or facsimile number of its principal office in the Chicago, Illinois metropolitan area and to Executive (or his representatives) at his address or facsimile as shown on the Company's records. Executive (or his representatives) may change his address or facsimile number for notice purposes by delivering notice to the Company in accordance with this Section 12(a). All notices sent to the Company shall also be delivered to Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693,
         Attention: Jeffrey R. Patt, Esq., Facsimile No.: (312-902-1061).

                  (b) Governing Law. This Agreement will be subject to and governed by the laws of the State of Illinois, without regard to principles of conflicts of laws.

                  (c) Binding  Effect.  This Agreement will be binding upon
         and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors, and assigns, subject to the limitations on assignment in Section 12(h).

                  (d) Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes any other agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

                  (e) Modification. No change or modification of this Agreement will be valid unless it is in writing and signed by both of the parties. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person or party to be charged.

                  (f) Severability. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

                  (g) Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation of construction of the provisions of this Agreement.

                  (h) Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Company may assign its rights to, and cause its obligations under this Agreement to be assumed by, any person or entity to whom or to which the Company simultaneously transfers by sale, merger, or otherwise all or substantially all of its assets.

                  (i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against Executive or the Company.

                  (j) Arbitration. Except for any claim or dispute which gives rise or could give rise to equitable relief under this Agreement, at the request of Executive, or the Company, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with such rules and before such arbitrator as the parties shall agree and if they fail to so agree within fifteen (15) days after demand for arbitration, such arbitration shall be conducted in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes of the American Arbitration Association which are then in effect (hereinafter referred to as "AAA Rules"). Such arbitration shall be conducted in Chicago, Illinois, or in such other city as the parties to the dispute may designate by mutual consent. The arbitral tribunal shall consist of three arbitrators (or such lesser number as may be agreed upon by the parties) selected according to the procedure set forth in the AAA Rules in effect on the date hereof and the arbitrators shall be empowered to order any remedy which is appropriate to the proceedings and issues presented to them. Any party to a decision rendered in such arbitration proceedings may seek an order enforcing the same by any court having jurisdiction.

                  (k) Legal Expenses. The Company shall pay the legal expenses incurred by Executive for review of this Agreement by his legal counsel, up to an amount not to exceed $10,000. If Executive takes legal action to enforce the Company's obligations under this Agreement and Executive prevails in such action, the Company shall reimburse Executive for all reasonable expenses (including reasonable attorney's fees) actually incurred by Executive in such action.



                                             [signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Executive Employment Agreement as of the date first above written.


                                 ANICOM, INC.


                                 By:      /s/ SCOTT C. ANIXTER
                                          ------------------------------------
                                          Scott C. Anixter, Chairman and Chief
                                          Executive Officer


                                 EXECUTIVE:


                                 /s/ CARL E. PUTNAM
                                 ------------------------------
                                 Carl E. Putnam

                                 EXHIBIT 9.3


                             FORM OF RABBI TRUST